UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2023

BIOTRICITY INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56074	30-0983531
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

203 Redwood Shores Parkway, Suite 600

Redwood City, California 94065

(Address of Principal Executive Offices)

(650) 832-1626
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 1, 2023, through May 12, 2023, Biotricity Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with certain accredited investors (the “Investors”) for the sale to the Investors of convertible promissory notes (the “Notes”) and warrants to purchase shares of common stock (the “Warrants”, and together with the Notes, the “Securities”) that resulted in an aggregate net proceeds of $1,218,930 and a total Note principal of $1,387,700 in a private placement (the “Private Placement”). The issuance of the Notes, the Warrants and related shares of common stock issuable upon the conversion of the Notes and exercise of the Warrants are exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”) and Rule 506(c) of Regulation D (“Regulation D”).

The Notes bear interest at the rate of 15% per year and will mature one year from the final closing date of the offering (the “Maturity Date”).

The Notes are convertible, in whole or in part, together with accrued interest, at the holder’s option into shares of the Company’s common stock after 6 months from the date of issue as long as the note is outstanding (an “Optional Conversion”). The conversion price per share of common stock will be equal to the lower of (i) a 75% of the average of the daily volume weighted average price of the common stock (the “VWAP”) over the five trading days prior to the conversion date; or (ii) a 80% of the gross sale price per share of common stock (or conversion or exercise price per share of common stock of any common stock equivalents) sold in a Qualified Financing. “Qualified Financing” means the next public offering or private placement offering of the Company of common stock or common stock equivalents following the Issue Date in a transaction or series of transactions that raises in excess of $10,000,000 in gross proceeds (excluding the conversion or exercise price of any common stock equivalents sold in such offering).

Mandatory conversion of the Notes into the shares of common stock will occur, at the option of the Company, if one of the following conditions are met: (a) on each of any 20 consecutive trading days (the “Measurement Period”) (i) the closing price of the common stock on the applicable trading market is at least $3.00 per share and (ii) the dollar value of average daily trades of the common stock is at least $400,000 per trading day; or (b) upon the closing of a Qualified Financing, provided that the dollar value of average daily trades of the common stock on each of the 10 consecutive trading days following such closing is at least $400,000 per trading day (a “Mandatory Conversion”). The conversion price per share in a Mandatory Conversion will be (i) in the case of a Mandatory Conversion under clause (a) above, 70% of the VWAP over the Measurement Period, or (ii) in the case of a Mandatory Conversion under clause (b) above, 80% of the gross sale price per share of common stock (or conversion or exercise price per share of common stock of any common stock equivalents) sold in a Qualified Financing.

To comply with Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction, other than a public offering as defined in Nasdaq rules, involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial shareholders of the Company, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance (the “Nasdaq Proposal”).

Pursuant to the Subscription Agreements, certain officers, directors, employees and affiliates of the Company who own shares of the Company’s common stock or securities that give the holders thereof the right to vote at a meeting of the stockholders of the Company, agreed to vote the securities they hold in favor of the Company at a meeting no later than April 30, 2023 (the “Voting Agreement”). On March 31, 2023, the Nasdaq Proposal was approved at our annual meeting of shareholders on March 31, 2023.

Investors in the Private Placement received a Warrant to purchase a number of shares of common stock equal to the Investor’s subscription amount divided by the 5-trading day VWAP (the “Warrant VWAP”) immediately preceding the date of the final closing of the Notes. The Warrants are exercisable after 6 months from the issue date until 4 years from the issue date for cash at a fixed price per share equal to 200% of the Warrant VWAP, subject to customary adjustments in certain events, which include that if the Company sells shares of common stock at a price less than the then current exercise price of the Warrants, or issues common stock equivalents with a conversion or exercise price per share lower than the then current exercise price, then the exercise price will be reduced to such lower price. The Warrants were required to be issued within 10 days after the final closing of the Notes.

The Company engaged Paulson Investment Company, LLC (“Placement Agent”) as its exclusive placement agent for the Private Placement and agreed to pay the Placement Agent a cash fee equal to 10% of the gross proceeds received by the Company in the Private Placement. The Placement Agent will also receive warrants to purchase a number of shares of our common stock equal to 8% of the gross proceeds received by the Company in the Private Placement divided by the Warrant VWAP. The Company will also pay to the Placement Agent a non-accountable expense fee equal to $25,000.

The foregoing descriptions of the Subscription Agreement, Notes, Warrants, and Voting Agreement are qualified by reference to the full text of such documents, copies of which are filed as exhibits to this report.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Subscription Agreement
10.2	Form of Convertible Promissory Note
10.3	Form of Warrant
10.4	Form of Voting Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2023

BIOTRICITY INC.

By:	/s/ John Ayanoglou
John Ayanoglou Chief Financial Officer